EX-99.906CERT

CERTIFICATION

Paul B. Ordonio, President and Principal Executive Officer, and Umberto Anastasi, Treasurer and Principal Financial Officer of Monteagle Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive

Treasurer and Principal Financial

Officer                                                                                Officer

Monteagle Funds

Monteagle Funds

/s/ Paul B. Ordonio

/s/ Umberto Anastasi

Paul B. Ordonio

Umberto Anastasi

Date: May 4, 2026

Date: May 4, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Monteagle Funds and will be retained by Monteagle Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.